Exhibit 31.1
CERTIFICATION
I, Dhrupad Trivedi, certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of A10 Networks, Inc.;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.[Intentionally omitted.]
4.[Intentionally omitted.]
5.[Intentionally omitted.]

Date:	March 7, 2024	By: /s/ Dhrupad Trivedi
Dhrupad Trivedi
President and Chief Executive Officer
(Principal Executive Officer)